Exhibit 10.1
AMENDMENT TO WARRANT AGREEMENT
     This AMENDMENT TO WARRANT AGREEMENT (this “Amendment”), dated as of August 23, 2010, is made by and between Navios Maritime Acquisition Corporation, a Marshall Islands corporation, with offices at 85 Akti Miaouli Street, Piraeus, Greece 185 38 (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, with offices at 17 Battery Place, New York, New York 10004 (the “Warrant Agent” and together with the Company, the “Parties”) and amends the Warrant Agreement (the “Agreement”) entered into among the Parties on June 25, 2008. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given them in the Agreement.
W I T N E S S E T H:
     WHEREAS, the Agreement provides that the terms thereof shall require the prior written consent of each of the Representatives and the registered holders of a majority of the outstanding Warrants;
     WHEREAS, the Parties desire to amend the Agreement; and
     WHEREAS, upon receipt of the consent of the Representatives and the holders of a majority of the outstanding Warrants, this Amendment will be effective.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
1. The first paragraph of Section 2.2 shall be amended and restated in its entirety and replaced with the following:
“2.2 Form of Private Warrant. Each Private Warrant shall be issued in registered form only, shall be exercisable after the date of this Amendment, and shall be in substantially the form of Exhibit A-2 hereto, which form is the same as that of the Public Warrants except that (i) subject to certain limited exceptions described below, the Private Warrants will not be transferable or salable until they are released from escrow, which will not occur until after the consummation by the Company of a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, as described more fully in the Company’s Registration Statement (a “Business Combination”), (ii) the Private Warrants will be exercisable on a cashless basis in accordance with Section 3.4 hereof, (iii) the Private Warrants will not be redeemable by the Company so long as they are still held by the Sponsor or a permitted transferee of the Sponsor as of the date of this Agreement, and (iv) will be exercised for unregistered shares so long as a registration statement relating to the Common Stock issuable upon exercise of the Private Warrants is not effective and current.”
2. Section 3.1 shall be amended and restated in its entirety and replaced with the following:
“3.1 Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $7.00 per whole share, subject to the adjustments provided in Section 4 hereof and in the second to last sentence of this Section 3.1; provided, however, that the Private Warrants may be exercised at the price of $5.65 per whole share during the period beginning on July 27, 2010 and ending ten (10) days after the consummation or expiration of the offer (the “Offer”) made with respect to the Public Warrants on July 27, 2010 (such period, the “Private Warrant Adjustment Period”), subject to adjustments provided in Section 4 hereof and in the second to last sentence of this Section 3.1, provided, that if such tenth day falls on a day which is not a Business Day, the Private Warrants may be exercised on the next succeeding Business Day, and provided, further that Navios Maritime Holdings Inc. and Angeliki Frangou shall exercise the Private Warrants owned by them for cash only. The term “Warrant Price” as used in this Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant, or a Private Warrant during the Private Warrant Adjustment Period, is exercised. The Company in its sole discretion may again lower the Warrant Price at any time after the consummation or expiration of the Offer prior to the Expiration Date; provided, however, that any such reduction in the Warrant Price shall apply equally to all of the Warrants and, provided further, that any subsequent reduction in the Warrant Price must remain in effect for at least twenty (20) Business days. “Business Day” shall mean any day the Depository is open for trading.”

3. Section 3.2 shall be amended and restated in its entirety and replaced with the following:
“3.2 Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the later of (i) a Business Combination and (ii) June 25, 2009, and terminating at 5:00 p.m., New York City time on the earlier to occur of (x) June 25, 2013 or (y) the date fixed for redemption of the Warrants, if any, as provided in Section 6 of this Agreement (the “Expiration Date”). Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date.”
4. The following sentence shall be added as the last sentence of Section 6.1:
““Trigger Price” means $13.75 per share, subject to the adjustment provided for in the last sentence of Section 6.2.”
5. Full Force and Effect. Except as modified by this Amendment, all other terms and conditions in the Agreement shall remain in full force and effect.
6. Effect. Unless the context otherwise requires, the Agreement, as amended, and this Amendment shall be read together and shall have effect as if the provisions of the Agreement, as amended, and this Amendment were contained in one agreement. After the effective date of this Amendment, all references in the Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Agreement shall mean the Agreement, as amended, as further modified by this Amendment.
7. Counterparts. This Amendment may be executed in separate counterparts, all of which taken together shall constitute a single instrument.
[Remainder of page intentionally left blank. Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

NAVIOS MARITIME ACQUISITION CORPORATION
by
	Name:	Angeliki Frangou
	Title:	Chairman and Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
by
	Name:	Steven G. Nelson
	Title:	Chairman

[Signature Page — Amendment to Warrant Agreement]

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